Exhibit 99.1

Investor Relations – Chris Koegel, (617) 897-4574
For Immediate Release	Media Relations – Lauren Hoyt-Williams, (813) 351-9203
investor.lpl.com/contact-us

LPL FINANCIAL CLOSES ACQUISITION OF

WADDELL & REED’S WEALTH MANAGEMENT BUSINESS

SAN DIEGO – April 30, 2021 – LPL Financial Holdings Inc. (Nasdaq: LPLA) (the “Company”), the parent corporation of LPL Financial LLC, a leading platform provider and partner to financial advisors, today announced the closing of its acquisition of the wealth management business of Waddell & Reed Financial, Inc. (“Waddell & Reed”) from Macquarie Management Holdings, Inc. (“Macquarie”), a part of the asset management division of Macquarie Group (ASX: MQG; ADR: MQBKY), for a purchase price of approximately $300M. Over 900 Waddell & Reed advisors have committed to join LPL’s platform. Collectively, the advisors serve approximately 95% of the $71B of client assets comprising Waddell & Reed’s wealth management business, reported as of March 31, 2021. LPL expects to onboard the advisors in the next few months.

LPL Financial President and Chief Executive Officer Dan Arnold said, “Waddell & Reed advisors are seasoned and well-regarded throughout the industry, and are a strong cultural and strategic fit with us. We look forward to supporting them with our comprehensive platform that helps them design and operate the perfect practice for them and their clients. Waddell & Reed and Macquarie have been strong partners throughout the process, and we look forward to our ongoing collaboration.”

Shawn Lytle, President of Delaware Funds® by Macquarie and Head of Macquarie Group in the Americas, said, “We could not have found a better partner to work with than LPL. Together, we welcome the Ivy Funds shareholders to the Delaware Funds by Macquarie mutual fund family. We intend to deliver an exceptional client experience for both Waddell & Reed and LPL advisors and their clients as we seek to deliver investment excellence through an expanded set of capabilities across asset classes.”

About LPL Financial

LPL Financial (Nasdaq: LPLA) was founded on the principle that the firm should work for the advisor, and not the other way around. Today, LPL is a leader* in the markets we serve, supporting more than 17,000 financial advisors, 800 institution-based investment programs and 450 independent RIA firms nationwide. We are steadfast in our commitment to the advisor-centered model and the belief that Americans deserve access to objective guidance from a financial advisor. At LPL, independence means that advisors have the freedom they deserve to choose the business model, services, and technology resources that allow them to run their perfect practice. And they have the freedom to manage their client relationships, because they know their clients best. Simply put, we take care of our advisors, so they can take care of their clients.

*	Top RIA custodian (Cerulli Associates, 2019 U.S. RIA Marketplace Report)

No. 1 Independent Broker-Dealer in the U.S (Based on total revenues, Financial Planning magazine June 1996-2020)

No. 1 provider of third-party brokerage services to banks and credit unions (2019-2020 Kehrer Bielan Research & Consulting Annual TPM Report)

Member FINRA/SIPC

Securities and Advisory services offered through LPL Financial LLC, a registered investment advisor. Member FINRA/SIPC. We routinely disclose information that may be important to shareholders in the “Investor Relations” or “Press Releases” section of our website.

About Macquarie Asset Management

Macquarie Asset Management (MAM) is a specialist global asset manager, providing investment solutions across a range of capabilities including infrastructure & renewables, real estate, agriculture, asset finance, private credit, equities, fixed income and multi-asset solutions.

As at 31 December 2020, MAM had $A550.9 billion of assets under management and over 1,900 staff operating across 20 markets in Australia, the Americas, Europe and Asia.

MAM has been managing assets for institutional and retail investors since 1980 in Australia and in the United States, retail investors recognize Delaware Funds® by Macquarie family of funds as one of the longest standing mutual fund families, with more than 80 years in existence.

Forward-Looking Statements

Statements in this press release regarding LPL Financial Holdings Inc. (together with its subsidiaries, including LPL Financial LLC, the “Company” or “LPL Financial”) and its potential growth, business strategy and plans, including the expected benefits of LPL Financial’s acquisition of the wealth management business of Waddell & Reed Financial, Inc. (“Waddell & Reed”), the onboarding to LPL Financial’s platform of financial advisors affiliated with Waddell & Reed (“Waddell & Reed Advisors”) and client assets serviced by Waddell & Reed Advisors, and the Company’s collaboration with Macquarie, as well as any other statements that are not related to present facts or current conditions or that are not purely historical, constitute forward-looking statements. These forward-looking statements are based on the historical performance of the Company and Waddell & Reed and the Company’s plans, estimates and expectations as of April 30, 2021. Forward-looking statements are not guarantees that the future results, plans, intentions or expectations expressed or implied by the Company will be achieved. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, which may cause levels of client assets serviced or transitioned to LPL Financial’s platform, or actual financial or operating results, levels of activity or the timing of events, to be materially different from those expressed or implied by forward-looking statements. In particular, the Company can provide no assurance that the client assets reported as serviced by Waddell & Reed Advisors will translate into assets serviced by LPL Financial, that Waddell & Reed Advisors will join LPL Financial, or that the benefits that are expected to accrue to LPL Financial and its advisors and stockholders as a result of the transactions described herein will materialize. Important factors that could cause or contribute to such differences include: difficulties and delays in onboarding the Waddell & Reed Advisors or client assets of Waddell & Reed Advisors; the inability of the Company to fully realize revenue or expense synergies or the other expected benefits of the acquisition of Waddell & Reed’s wealth management business, which depend in part on the Company’s success in onboarding assets currently served by Waddell & Reed Advisors; disruptions of the Company’s or Waddell & Reed’s business due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with its financial advisors and their clients- the choice by clients of Waddell & Reed Advisors not to open brokerage and/or advisory accounts at LPL Financial or move their assets from Waddell & Reed to LPL Financial; unforeseen liabilities arising from the acquisition of Waddell & Reed’s wealth management subsidiaries; changes in general economic and financial market conditions, including retail investor sentiment; fluctuations in the value of assets under custody; effects of competition in the financial services industry, including competitors’ success in recruiting Waddell & Reed Advisors; and the other

Member FINRA/SIPC

factors set forth in Part I, “Item 1A. Risk Factors” in the Company’s 2020 Annual Report on Form 10-K and any subsequent SEC filing. Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, even if its estimates change, and you should not rely on those statements as representing the Company’s views as of any date subsequent to the date of April 30, 2021.

Member FINRA/SIPC